EXHIBIT C

                            NATURAL GAS SYSTEMS, INC.
                       CHARTER OF THE NOMINATING COMMITTEE
                            OF THE BOARD OF DIRECTORS

The Board of Directors of Natural Gas Systems, Inc., a Nevada corporation (the "Corporation"), has constituted and established a Nominating Committee (the "Committee") with authority, responsibility and specific duties as described herein. This Charter and the composition of the Committee are intended to comply with the rules of the American Stock Exchange ("AMEX").

I. Purpose

The Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities relating to (i) identification of individuals qualified to become Board members and recommendation of director nominees to the Board of Directors prior to each annual meeting of shareholders; and (ii) recommendation of nominees for any committee of the Board.

II. Committee Composition

The Committee shall consist of no fewer than two members of the Corporation's Board of Directors. The members of the Committee shall be non-employee Directors who meet the independence requirements of the AMEX rules and any applicable SEC rules and regulations. The Board of Directors will assess and determine such qualifications of the Committee members.

The members of the Committee shall be annually appointed by the Board of Directors. The Board of Directors may also select a Chair of the Committee. If the Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. Committee members are subject to removal by the Board of Directors in its discretion.

III. Committee Authority and Responsibilities

The Committee shall meet as often as it determines is appropriate. Such meetings may be held in person or telephonically and may be held at such times and places as the Committee determines. The Chair of the Committee should prepare and/or approve an agenda in advance of each meeting. The Committee may form and delegate authority to subcommittees when appropriate.

This Charter is intended to be flexible so that the Committee is able to meet changing conditions. The Committee is authorized to take such further actions as are consistent with its responsibilities and to perform such other actions as applicable law, AMEX and the Corporation's Bylaws or the Board of Directors may require.

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The Committee shall perform the following duties:

A.       General

         1. Obtain, as deemed necessary or appropriate, advice and assistance from internal or external legal, accounting and other advisers. The Committee shall have the sole authority to select any such advisors and approve the fees paid to such advisors and other retention terms.

         2.       Make regular reports to the Board of Directors.

         3. Annually review the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

B.       Nominating

         1. Determine desired board skills and attributes.

         2. Actively seek individuals whose skills and attributes reflect those desired.

         3. Evaluate and propose nominees for election to the Board of Directors.

         4. Review the slate of directors who are to be re-nominated to determine whether they are meeting the Board's expectations of them.

         5. Annually review committee chairs and membership and recommend any changes to the full Board.

         6. Periodically consider and make recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness.

IV. Desired Standards for Board Members

The Committee has established the following general guidelines for outside Board members.

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Corporation's stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Corporation endeavors to have a Board representing diverse experience in areas that are relevant to the Corporation's business activities.

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Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

A Director should disclose the Director's consideration of new directorships with other organizations so that the Board can consider and express its views regarding the impact on the Director's service to the Corporation. The Committee and the Board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to the Corporation's Board. Current positions held by Directors may be maintained unless the Board determines that doing so would impair the Director's service to the Corporation's Board.

V. Nomination Process

The Committee will take the following actions in connection with the nomination or renomination of individuals for election as Directors at meetings of stockholders of the Corporation:

A. In determining whether to nominate an incumbent Director for reelection, the Committee will evaluate each incumbent's continued service, in light of the Board's collective requirements, at the time such Director's class comes up for reelection.

B. When the need for a new Director arises (whether because of a newly created Board seat or vacancy), the Committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The Committee will review the qualifications of each candidate. The Committee anticipates that final candidates will be interviewed by the Corporation's Chairman of the Board and one or more other Board members. The Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board will make the final decision on whether to invite the candidate to join the Board.

C. Any stockholder may nominate a person for election as a Director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that written information about the nominee and nominating stockholder be delivered or mailed and received at the Corporation's principal executive offices, to the attention of the Corporation's corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year's annual meeting of stockholders.

D. In addition, the Committee will consider for inclusion in the Board's annual slate of Director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that

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beneficially owned more than 5% of the Corporation's voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the Board's slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the Board and Committee consider the stockholder's nominee for inclusion with the Board's slate of nominees for the meeting. The nominating stockholder and stockholder's nominee should undertake to provide, or consent to the Corporation's obtaining, all other information the Board and Committee request in connection with their evaluation of the nominee.

E. A stockholder nominee submitted for inclusion in the Board's slate of nominees pursuant to paragraph B or C above should meet the criteria for a Director described in Section IV of this Charter. In addition, in evaluating stockholder nominees for inclusion with the Board's slate of nominees, the Board and Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then current composition of the Corporation's Board.

F. The Committee intends to continue to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described in this Section V are subject to change.








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